Contact Information
info@hawkassociates.com

4100 N. Fairfax Dr., Ste. 1150
Arlington, VA 22203-1664
Phone: (703) 528-7073

PRESS RELEASE
FOR RELEASE AUGUST 28, 2007

Homeland Security Capital Corp. Sells Subsidiary Security Holding Corp.

ARLINGTON, Va. and QADIMA, Israel - August 28, 2007 -- Homeland Security Capital Corporation (OTC Bulletin Board: HOMS), a company focused on acquiring, developing and consolidating homeland security-related businesses, announced today that it has completed the sale of its majority-owned subsidiary, Security Holding Corp. (SHC), to Vuance Ltd. (formerly SuperCom Ltd.) a provider of incident management and active RFID solutions, for approximately $5.1 million in Vuance stock.

Security Holding Corp., which was formed by HOMS in August 2006, wholly owns two operating companies SecurityInc, LLC and AutoAccess ID Security Solutions, Inc.

About Vuance Ltd.
Vuance Ltd. provides innovative incident management, RFID and credentialing solutions to the public safety, commercial and government sectors. The company’s Incident Response Management System (IRMS) is the industry's most comprehensive mobile credentialing and access control system, as required by Homeland Security and other initiatives. Its RFID is a complete, cost-effective solution for the continuous tracking of assets and individuals. For more information, visit the company’s website at www.vuance.com. Vuance Ltd. is headquartered in Qadima, Israel and its U.S. subsidiary, SuperCom, Inc., is based in McLean, Virginia. Vuance common stock is listed on the NASDAQ exchange under the symbol “VUNC” and on the Euronext Exchange under the symbol “VUNC.” For more information, visit http://www.vuance.com/.

About Homeland Security Capital Corporation
Homeland Security Capital is a consolidator in the fragmented homeland security industry. The company is focused on creating long-term value by taking controlling interest and developing its subsidiary companies through superior operations and management. The company is headed by former Congressman C. Thomas McMillen, who served three consecutive terms in the U.S. House of Representatives from the 4th Congressional District of Maryland. Homeland Security Capital intends to operate businesses that provide homeland security products and services solutions, growing organically and by acquisitions. The company is targeting emerging companies that are generating revenues but face challenges in scaling their businesses to capitalize on homeland security opportunities. The company will enhance the operations of these companies by helping them generate new business, grow revenues and improve cash flows. For more information, visit www.hscapcorp.com.

About Security Holding Corp.
Security Holding Corp. has two operating subsidiaries:

SecurityInc, LLC offers full solutions for security and access control panels for both commercial and residential clients. It has a management and engineering team with more than 100 years of combined experience in the RFID, security and access control industries. For more information, visit http://www.securityinc.com.

AutoAccess ID Security Solutions, Inc. (AAID) is a manufacturer and master distributor of RFID-enabled solutions for residential, commercial and government sectors. For more information, visit http://www.autoaccessid.com.

An investment profile about Homeland Security Capital may be found at
http://www.hawkassociates.com/hmscprofile.aspx.

For investor relations information regarding Homeland Security Capital, contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com. An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com. To receive notification of future releases in e-mail alerts, sign up at http://www.hawkassociates.com/email.aspx.

Forward-looking statement: This release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical facts, that address future activities, performance, events or developments, are forward-looking statements. Although Homeland Security Capital Corp. believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements.

Company Contact:
Homeland Security Capital Corp.
C. Thomas McMillen
(703) 528-7073
tmcmillen@hscapcorp.com

Investor Relations:
Hawk Associates Inc.
Frank Hawkins or Julie Marshall
(305) 451-1888
info@hawkassociates.com